UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 12, 2022

Date of Report (Date of earliest event reported)

Forte Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38052	26-1243872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Pegasus Park Dr. Building 6 Dallas, Texas	75247
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 618-6994

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FBRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition.

On May 16, 2022, Forte Biosciences, Inc. issued a press release reporting its financial results for the first quarter ended March 31, 2022. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Current Report under Item 2.02 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On May 12, 2022, the Board of Directors (the “Board) of Forte Biosciences, Inc. (the “Company”), upon recommendation of the Nominating and Governance Committee of the Board, appointed Stephen K. Doberstein, Ph.D. to the Board, effective May 12, 2022. Dr. Doberstein will serve as a Class I director, with a term expiring at the annual meeting of stockholders to be held in 2024.

Dr. Doberstein, 63, is a principal of Kahiliholo Consulting, LLC, a biotechnology consulting company, since February 2020. Dr. Doberstein previously served as Senior Vice President and Chief Scientific Fellow of Nektar Therapeutics, Inc., a biopharmaceutical company, from October 2019 to March 2020. Prior to that, Dr. Doberstein served as Senior Vice President, R&D and Chief Research and Development Officer at Nektar from November 2017 to October 2019 and as Senior Vice President, Research and Chief Scientific Officer from January 2010 to November 2017. Prior to that, Dr. Doberstein served as the vice president of research for various biopharmaceutical companies. Dr. Doberstein was a member of the board of directors of Dicerna Pharmaceuticals, Inc. from February 2020 until January 2022, and is an advisory board member for a number of companies and non-profits. Dr. Doberstein has a B.S. in Chemical Engineering from the University of Delaware and received his Ph.D. in biochemistry and cell and molecular biology from Johns Hopkins University School of Medicine.

Dr. Doberstein will be compensated in accordance with the Company’s amended and restated non-employee director compensation policy (the “Policy”). Pursuant to the Policy, Dr. Doberstein will be entitled to receive $40,000 per year for service as a member of the Board, paid quarterly in arrears on a pro-rata basis.

In connection with his appointment to the Board as a non-employee director and pursuant to the Company’s 2021 Equity Incentive Plan and the Policy, Dr. Doberstein also automatically received a stock option for 50,000 shares of Common Stock of the Company, which will vest in equal monthly installments over a three year period such that the option is fully vested on the third anniversary of the date of grant, subject to Dr. Doberstein’s continued service on the Board through each applicable vesting date.

Dr. Doberstein has entered into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 of the Company’s Registration Statement on Form S-1 (File No. 333-216574), as amended, originally filed on March 9, 2017.

There is no arrangement or understanding between Dr. Doberstein and any other persons pursuant to which Dr. Doberstein was elected as a director. There are no family relationships between Dr. Doberstein and any of the Company’s directors or executive officers.

Item 7.01 Regulation FD Disclosure.

The Company has updated its corporate presentation that it uses when meeting with investors, analysts and others. A copy of the Company’s updated corporate presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information furnished in this Current Report under Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 16, 2022

99.2	Corporate Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTE BIOSCIENCES, INC.

Date: May 16, 2022	By:	/s/ Antony Riley
Antony Riley
Chief Financial Officer